Exhibit 99.1

Hoku Scientific, Inc. Reports Results for Fiscal Year and Fourth Quarter Ended March 31, 2006

Highlights:

• Annual revenue increases to $5.5 million from $2.9 million in the prior year

• Annual net income increases to $0.09 per diluted share from a loss of $0.13 per diluted share in the prior year

• Fifth consecutive profitable quarter

• Hoku and Nissan Motor Company, Ltd. enter into new collaboration agreement

• Four new test agreements signed

KAPOLEI, Hawaii – May 4, 2006 – Hoku Scientific, Inc. (NASDAQ: HOKU), a designer, developer and manufacturer of membrane electrode assemblies (MEAs) and membranes for proton exchange membrane (PEM) fuel cells, today announced its financial results for its fiscal year and fourth quarter ended March 31, 2006. The Company also provided a general update on its business.

Revenue for the fiscal year ended March 31, 2006 was $5.5 million compared to $2.9 million for fiscal 2005. Revenue for the quarter ended March 31, 2006, was $1.3 million that was comprised principally of $1.2 million in revenue from contracts with Nissan Motor Co., Ltd. compared to $2.8 million in the same period in 2005 that was comprised principally of $2.5 million of revenue upon completion of the development contract with Sanyo Electric Co. Ltd. Total deferred revenue declined to $4.0 million at March 31, 2006, compared to $4.2 million at March 31, 2005. As of March 31, 2006, deferred revenue was primarily attributable to contracts with the U.S. Navy of $2.1 million and Nissan Motor Co., Ltd. of $1.7 million. As of March 31, 2005, deferred revenue was primarily attributable to contracts with Nissan of $4.1 million, all of which was recognized during fiscal 2006.

Net income, computed in accordance with U.S. generally accepted accounting principles, or GAAP, for the fiscal year ended March 31, 2006 was $1.3 million, or $0.09 per diluted share, compared to a GAAP net loss of $728,000, or $0.13 per diluted share, for fiscal 2005. GAAP net income for the quarter ended March 31, 2006 was $508,000, or $0.03 per diluted share, compared to GAAP net income of $1.4 million, or $0.11 per diluted share, for the same period in 2005. The higher net income in the fourth quarter of 2005 was due to the recognition of $2.5 million of revenue upon completion of the Company’s development contract with Sanyo.

Non-GAAP net income for the fiscal year ended March 31, 2006 was $2.4 million, or $0.16 per diluted share, compared to $536,000, or $0.10 per diluted share, for fiscal 2005. Non-GAAP net income for fiscal 2006 and 2005 excludes non-cash stock-based compensation of $1.1 million and $1.3 million, respectively. Non-GAAP net income for the quarter ended March 31, 2006 was $791,000, or $0.05 per diluted share, compared to $1.8 million, or $0.14 per diluted share for the fourth quarter of 2005. Non-GAAP net income for the quarters ended March 31, 2006 and 2005 excludes non-cash stock-based compensation of $283,000 and $366,000, respectively. The accompanying schedules provide a reconciliation of net income (loss) and net income (loss) per share computed on a GAAP basis to net income and net income per share computed on a non-GAAP basis.

Dustin Shindo, chairman, president and chief executive officer of Hoku Scientific, said, “We were profitable for the fiscal year ended March 31, 2006 and have now achieved our fifth consecutive profitable quarter. We also have achieved revenue growth of approximately 88% over the prior year. In addition, the number of customers which are evaluating our Hoku MEA products for possible commercial integration into their fuel cell systems grew to eleven from the eight we reported in the previous quarter.”

“We continue to work closely with Nissan towards the future integration of our products into their fuel cell cars and trucks, and we are on track to commence our U.S. Navy field demonstration this summer of ten IdaTech fuel cell systems incorporating Hoku MEA at Pearl Harbor. We are also continuing our testing activities with Sanyo under our current agreement signed this past December.”

Business Update

•	Nissan Update: In January 2006, the Company achieved the milestones under its collaboration agreement with Nissan and in February 2006, the Company and Nissan entered into their third consecutive contract for further development, through September 30, 2006, of Hoku Membrane and Hoku MEA for Nissan’s fuel cell cars and trucks. Although the contract was signed in February 2006, the Company and Nissan have been working together to meet the contract goals since January 1, 2006. Nissan paid the Company $2.7 million in March 2006 and is obligated to pay an additional $240,000 in July 2006 under the contract. The aggregate amount of the contract is being recognized as revenue over the duration of the contract.

•	U.S. Navy Update: In December 2005, the Company successfully completed the remaining milestones in its initial contract with the U.S. Navy, which required the development of a prototype stationary fuel cell system manufactured by IdaTech LLC and incorporating Hoku MEA. In coordination with IdaTech LLC, the Company has begun manufacturing eleven fuel cell systems, ten of which are planned to be field tested by the Company for the U.S. Navy over a twelve-month period.

In March 2006, the Company and the U.S. Navy agreed to delay the commencement of the field test until the summer of 2006 in order to finalize demonstration site selection, preparation and logistics. The Company has not yet run an IdaTech fuel cell system incorporating its Hoku MEA for a prolonged period of time. Therefore, since the delivery of the first demonstration system is being delayed while the Company and the U.S. Navy finalize the site selection and preparation, the Company is also conducting further internal testing and evaluation of the continuous runtime of its Hoku MEA in the IdaTech fuel cell stacks and systems. The aggregate amount payable to Hoku Scientific under the initial contract was $2.1 million, $1.9 million of which was paid, and all of which has been classified as deferred revenue as of March 31, 2006. The remaining $200,000 was paid in April 2006. The U.S. Navy has agreed to pay Hoku Scientific an additional $2.5 million for the delivery of the eleven systems and for the field service and maintenance of ten systems over the twelve-month field test period.

In accordance with Hoku Scientific’s revenue recognition policy, all payments received under the initial contract and for the manufactured systems will be classified as deferred revenue until the twelve-month field test begins; thereafter, all payments received, plus the payments to be made for the future delivery of the manufactured systems and field service and maintenance, will be recognized incrementally as revenue in monthly installments over the twelve-month field test period beginning when the field test commences for each of the ten fuel cell systems to be placed in service. The Company expects the first of the systems to be placed in service in the summer of 2006.

•	Sanyo Update: In December 2005, the Company and Sanyo entered into a new Material Transfer & Collaborative Testing Agreement to provide for Sanyo’s testing of Hoku Scientific’s next generation MEA products at Sanyo’s R&D facility in Japan. Sanyo paid Hoku Scientific a fixed fee of $260,000 in February 2006 to collaborate with Sanyo on the testing, and in addition, is obligated under the contract to pay for the Hoku Membrane and Hoku MEA samples being tested. In accordance with Hoku Scientific’s revenue recognition policy, the fixed fee is being recognized as revenue over the duration of the contract.

•	New Test Agreements: During the quarter ended March 31, 2006, the Company signed test agreements with a total of four new stationary and automotive fuel cell original equipment manufacturers, increasing the total number of ongoing and active test agreements to eleven, including its agreements with Nissan, the U.S. Navy and Sanyo. The Company is actively continuing discussions with a twelfth original equipment manufacturer that previously tested earlier versions of Hoku Membrane and Hoku MEA regarding future testing of newer versions of these products. The Company now has product testing relationships with original equipment manufacturers in the United States, Canada, Japan, Korea and Germany.

“We are excited about the number of companies considering our products for integration into their fuel cell systems, and we are very pleased with Nissan’s continuing commitment to us as evidenced by the recent signing of our third consecutive collaboration agreement with Nissan. However, regardless of the potential near-term success of our MEA testing activities with eleven stationary and automotive original equipment manufacturers, we believe the total number of systems to be sold by these companies, while increasing year over year, may be lower than we had previously anticipated. This will result in less potential near-term product revenue for our company,” said Shindo. “We believe that this delay is only temporary, and we remain confident in the growth potential of the stationary and automotive fuel cell markets in general, and in our competitive position within these markets. Our focus on managing costs and leveraging our current contracts should serve us well during the next fiscal year.”

Forward Guidance

Historically, the Company’s policy is only to provide guidance for the next fiscal quarter; however the Company is expanding its guidance policy to include top line revenue guidance for the fiscal year. Fluctuations in quarterly and fiscal year revenue are expected to continue in future periods due to uncertainty regarding the level and the timing of revenue from customer contracts, the achievement of contract milestones and increases in product orders. Based on its current outlook, the Company expects revenue for the first quarter ending June 30, 2006 to be in the range of $1.1 to $1.4 million and $5.0 to $7.0 million for the fiscal year ending March 31, 2007. In addition, the Company expects that it will need to increase its efforts in supporting its new and existing contracts, in developing the Company’s next generation products and in growing its customer base. The result is that the Company expects its costs to increase significantly. Based upon projections, the Company expects net income for the first quarter ending June 30, 2006 could range from a loss to slightly profitable. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Conference Call Information

Hoku Scientific has scheduled a conference call for after the market closes on Thursday, May 4, 2006 at 5:00 p.m., Eastern Time, to discuss its results for the fourth quarter and fiscal year ended March 31, 2006. All interested parties are invited to call-in. To participate, please call (719) 457-2601. A live webcast can also be accessed by going directly to the Company’s web site at www.hokuscientific.com and electing the conference call link on the home page. A playback of the webcast will be available on the Company’s web site until the Company’s conference call to discuss its financial results for its first quarter fiscal 2007.

About Hoku Scientific, Inc.

Hoku Scientific (NASDAQ: HOKU) designs, develops and manufactures fuel cell membranes and membrane electrode assemblies (MEA) for stationary and automotive proton exchange membrane (PEM) fuel cells. For more information visit www.hokuscientific.com.

Hoku, Hoku Membrane, Hoku MEA and the Hoku Scientific logo are trademarks of Hoku Scientific, Inc., all rights reserved. All other trademarks, trade names and service marks appearing in this press release are the property of their respective holders.

Contacts:

Darryl Nakamoto

Chief Financial Officer

Hoku Scientific, Inc.

(808) 682-7800

ir@hokusci.com

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. These statements relate to the Company’s relationship with Nissan; the Company’s relationship with Sanyo; and the Company’s future performance with respect to its contracts with Nissan and Sanyo; the Company’s expectations regarding the U.S. Navy field trials; the performance of the Company’s Hoku MEA in such trials; the Company’s relationship with the U.S. Navy and IdaTech; the Company’s future performance with respect to the U.S. Navy contract; expectations with respect to the Company’s manufacturing capabilities; the potential size and growth of the fuel cell and MEA markets in general and the Company’s revenues in particular; the Company’s expectations regarding the market acceptance of the Company’s products; the Company’s future financial performance; the Company’s business strategy and plans; and objectives of management for future operations. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in the Company’s filings with the Securities and Exchange Commission. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Information

To supplement Hoku Scientific’s financial statements presented on a GAAP basis, the Company uses non-GAAP measures of net income (loss) and net income (loss) per share, which are each adjusted to exclude expenses relating to non-cash stock-based compensation, which the Company believes is appropriate to enhance an overall understanding of its past financial performance and its future prospects. As the Company uses SFAS No. 123(R) to calculate its non-cash stock-based compensation expense, it believes that it is useful to investors to understand how the expenses associated with the application of SFAS No. 123(R) are reflected on its statements of operations. The Company further believes that where the adjustments used in calculating non-GAAP net income (loss) and non-GAAP net income (loss) per share are based on specific, identified charges that impact different line items in the statements of operations (including cost of service and license revenue, research and development, sales, general and administrative expense), that it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. For its internal budgets and forecasting, the Company uses financial statements that do not include non-cash stock-based compensation expense. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) or net income (loss) per share prepared in accordance with GAAP. Whenever the Company uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

HOKU SCIENTIFIC, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2006	2005	2006	2005
Service and license revenue	$1,339	$2,758	$5,505	$2,933
Cost of service and license revenue(1)	241	455	954	458

Gross margin	1,098	2,303	4,551	2,475

Operating expenses:
Selling, general and administrative(1)	771	757	2,743	2,132
Research and development(1)	219	233	1,326	1,419

Total operating expenses	990	990	4,069	3,551

Income (loss) from operations	108	1,313	482	(1,076)
Interest and other income	270	30	594	98

Income (loss) before income tax benefit	378	1,343	1,076	(978)
Income tax benefit	130	57	268	250

Net income (loss)	$508	$1,400	$1,344	$(728)

Basic net income (loss) per share	$0.03	$0.23	$0.10	$(0.13)

Diluted net income (loss) per share	$0.03	$0.11	$0.09	$(0.13)

Shares used in computing basic net income (loss) per share	16,396,539	6,035,000	13,033,263	5,474,499

Shares used in computing diluted net income (loss) per share	16,533,667	12,609,821	15,257,734	5,474,499

___________
(1) Includes stock-based compensation as follows:
Cost of service and license revenue	$12	$24	$38	$24
Selling, general and administrative	246	270	872	979
Research and development	25	72	146	261

Total	$283	$366	$1,056	$1,264

HOKU SCIENTIFIC, INC.

BALANCE SHEETS

(in thousands, except share and per share data)

	March 31,
	2006	2005
Assets
Cash and cash equivalents	$166	$2,552
Short-term investments	22,522	1,607
Accounts receivable	250	3,572
Inventory	182	61
Costs of uncompleted contracts	2,029	261
Other current assets	578	180

Total current assets	25,727	8,233
Property, plant and equipment, net	6,355	2,218
Other assets	1	331

Total assets	$32,083	$10,782

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$495	$280
Deferred revenue	3,989	4,244
Current portion of capital lease obligation	—	9
Other current liabilities	207	12

Total current liabilities	4,691	4,545
Long-term portion of capital lease obligation	—	5

Total liabilities	4,691	4,550

Stockholders’ equity:
Convertible Series A preferred stock, no par value and $0.001 par value as of March 31, 2006 and 2005, respectively. Authorized no shares and 2,036,768 shares; issued and outstanding no shares and 2,036,658 shares as of March 31, 2006 and 2005; and aggregate liquidation preference of $0 as of March 31, 2006 and 2005, respectively	—	1,495
Convertible Series B preferred stock, no par value and $0.001 par value as of March 31, 2006 and 2005, respectively. Authorized no shares and 333,350 shares; issued and outstanding no shares and 333,333 shares as of March 31, 2006 and 2005; and aggregate liquidation preference of $0 as of March 31, 2006 and 2005, respectively	—	1,000
Convertible Series C preferred stock, no par value and $0.001 par value as of March 31, 2006 and 2005, respectively. Authorized no shares and 3,550,177 shares as of March 31, 2006 and 2005, respectively; issued and outstanding no shares and 3,549,997 shares as of March 31, 2006 and 2005, respectively; and aggregate liquidation preference of $0 and $5,325,000 as of March 31, 2006 and 2005, respectively	—	5,325
Common stock, $0.001 par value as of March 31, 2006 and 2005. Authorized 100,000,000 and 18,667,600 shares as of March 31, 2006 and 2005, respectively; issued and outstanding 16,432,655 and 6,155,834 shares as of March 31, 2006 and 2005, respectively.	16	6
Additional paid-in capital	32,555	4,959
Accumulated deficit	(5,162)	(6,506)
Accumulated other comprehensive loss	(17)	(47)

Total stockholders’ equity	27,392	6,232

Total liabilities and stockholders’ equity	$32,083	$10,782

HOKU SCIENTIFIC, INC.

Reconciliations from GAAP Net Income (Loss) and GAAP Net Income (Loss) per share to Non-GAAP Net Income and

Non-GAAP Net Income per share

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2006	2005	2006	2005
GAAP net income (loss)	$508	$1,400	$1,344	$(728)
Stock compensation expense	283	366	1,056	1,264

Non-GAAP net income	$791	$1,766	$2,400	$536

GAAP basic net income (loss) per share	$0.03	$0.23	$0.10	$(0.13)
Basic stock compensation expense per share	0.02	0.06	0.08	0.23

Non-GAAP basic net income per share	$0.05	$0.29	$0.18	$0.10

GAAP diluted net income (loss) per share	$0.03	$0.11	$0.09	$(0.13)
Diluted stock compensation expense per share	0.02	0.03	0.07	0.23

Non-GAAP diluted net income per share	$0.05	$0.14	$0.16	$0.10